INSTEEL INDUSTRIES, INC.
Notice of Grant of Restricted Stock Units
ID: 56-0674867
and Restricted Stock Unit Agreement
1373 BOGGS DRIVE
MOUNT AIRY,
NORTH CAROLINA 27030

Name	Restricted Stock Unit Number:
Address	Plan:
Effective ________, you have been granted an award of ________Restricted Stock Units of INSTEEL INDUSTRIES, INC. (the “Corporation”).
Restricted Stock Units will become fully vested on the date shown.

Units	Vesting Date

Except as otherwise provided in the attached Restricted Stock Unit Agreement, Restricted Stock Units that have not become or will be unable to become vested by the date shown above shall expire and be forfeited.
By your signature and the Corporation’s signature below, you and the Corporation agree that these Restricted Stock Units are granted under and governed by the terms and conditions of the Corporation’s 2005 Equity Incentive Plan as amended and the Restricted Stock Unit Agreement, all of which are attached and made a part of this document.

INSTEEL INDUSTRIES, INC.	Date

Participant Signature	Date

2005 EQUITY INCENTIVE PLAN
OF
INSTEEL INDUSTRIES, INC.
Restricted Stock Unit Agreement
R E C I T A L S:
     In furtherance of the purposes of the 2005 Equity Incentive Plan of Insteel Industries, Inc., as amended (the “Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Participant hereby agree as follows:
     1. Incorporation of Plan. The rights and duties of the Corporation and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are expressly incorporated herein by reference and made a part hereof. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.
     2. Grant of Restricted Stock Units. The Corporation hereby grants to the Participant pursuant to the Plan, as a matter of separate inducement and agreement in connection with his employment or service to the Corporation, and not in lieu of any salary or other compensation for his services, the number of Restricted Stock Units (“RSU’s” or, if singular, “RSU”) subject to the restrictions and other conditions set forth in the attached Notice of Grant of Restricted Stock Units (the “Notice”) and in this Restricted Stock Unit Agreement. Each RSU shall entitle the Participant to receive one share of the Corporation’s common stock (the “Common Stock”) on the vesting date, subject to the terms of the Plan and this Agreement. The RSU’s granted hereunder will be reflected in a book account maintained by the Corporation, and prior to distribution of shares of Common Stock upon vesting of the RSU’s, the RSU’s shall represent an unsecured obligation of the Corporation.
     3. Vesting. Subject to Section 4 hereof, the RSU’s shall become vested and nonforfeitable as of the date set forth in the Notice of Grant of Restricted Stock Units (the “vesting date”). RSU’s shall be settled solely in shares of the Corporation’s Common Stock. The Participant shall receive one share of Common Stock for each RSU vesting on the vesting date as soon as practicable after such date, but in no event later than the later of (a) the 15th day of the third month following the Participant’s first taxable year in which the RSU is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code, and Treasury Regulations thereunder (“Code Section 409A”), or (b) the 15th day of the third month following the end of the Corporation’s first taxable year in which the RSU is no longer subject to such a substantial risk of forfeiture, or otherwise in accordance with Code Section 409A.
     4. Termination of Employment; Change in Control. Except as otherwise expressly provided in this Section 4 or as determined by the Administrator, all rights of the Participant under the Plan with respect to the unvested portion of the RSU shall terminate upon termination of the Participant’s employment with the Corporation. RSU’s that have not vested as of the Participant’s termination of employment shall be forfeited by the Participant to the Corporation without payment of any consideration by the Corporation, and neither the Participant, nor any successor, heir, assign or personal representative of the Participant, shall have any further right to or interest in the RSU’s. Notwithstanding the foregoing:
     (a) If the employment of the Participant is terminated because of death or Disability, the RSU’s shall immediately vest.
     (b) If the Participant becomes eligible to terminate employment because of Retirement, the RSU’s shall immediately vest. For this purpose, Retirement means the Participant’s voluntary termination of employment on or after attaining age 55 and completing 10 years of employment with the Corporation or a Related Corporation. Notwithstanding such vesting upon eligibility to terminate employment because of Retirement, the RSU’s shall be settled by distribution of Company shares only at the time set forth below.
     (c) Upon a Change in Control, the RSUs shall immediately vest.
RSU’s that become vested pursuant to this Section 4 shall be settled by distribution of one share for each vested RSU as soon as practical but no later than 60 days following the first to occur of (i) the vesting date shown in the Notice of Grant; (ii) the Participant’s disability (as defined under Code Section 409A); (iii) a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation (as defined under Code Section 409A); (iv) the Participant’s death; or (v) the Participant’s separation from service (as defined in Code Section 409A). Notwithstanding the foregoing, if the Participant is or may be a “specified employee” (as defined in Code Section 409A), a distribution due to separation from service may not be made before the date that is six months after the date of his separation from service, or, if earlier, the date of the Participant’s death (with all such payments that otherwise would have been made during such six-month period to be made during the seventh month following separation from service), in each case except as may be otherwise permitted under Code Section 409A. If a Participant’s employment is terminated for Cause after RSU’s vest but prior to the distribution of shares on settlement of the RSU’s, the RSU’s shall be forfeited by the Participant to the Corporation without payment of any consideration by the Corporation, and neither the Participant, nor any successor, heir, assign or personal representative of the Participant, shall have any further right to or interest in the RSU’s
     5. No Right of Continued Employment. Nothing contained in this Agreement or the Plan shall confer upon the Participant any right to continue in the employment or service of the Corporation or a Related Corporation or interfere with the right of the Corporation or a Related Corporation to terminate the Participant’s employment or service at any time.
     6. Nontransferability of RSU’s. The RSU shall not be transferable.
     7. Dividend Equivalents. On the first regular payroll date of the Corporation following each dividend payment date with respect to the Corporation’s common stock, the Corporation will pay to the Participant a cash amount per RSU equivalent to the cash dividend paid per share on the Corporation’s Common Stock.

     8. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional share, such fractional share shall be disregarded.
     9. Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the RSU’s or any related or similar rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.
     10. Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state.
     11. Amendment and Termination; Waiver. Subject to the terms of the Plan, this Agreement may be modified or amended only by the written agreement of the parties hereto. The waiver by the Corporation of a breach of any provision of the Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.
     12. Withholding. The Participant acknowledges that the Corporation shall require the Participant to pay the Corporation the amount of any federal, state, local or other tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the RSU’s, to satisfy such obligations.
     13. Section 409A of the Code. If any provision of the Plan or this Agreement would result in the Participant becoming subject to any penalty under Section 409(A) of the Code, any rights of the Participant or authority of the Corporation with respect to the RSU’s shall be automatically modified and limited to the extent necessary to avoid the imposition of such penalty.
     14. Administration. The authority to construe and interpret this Agreement and the Plan and to administer all aspects of the Plan shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement is final and binding.
     15. Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Corporation’s records, or if to the Corporation, at the Corporation’s principal office.
     16. Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

     17. Other Restrictions. The Corporation may impose such restrictions on the vesting of the RSU’s as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such shares. Notwithstanding any other provision in the Plan or the Agreement to the contrary, the Corporation shall not be obligated to vest the RSU’s, to deliver the shares of Common Stock subject to the RSU’s, to make any other distribution of benefits, or to take any other action, unless such vesting, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act).